UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 6, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On October 6, 2006, pursuant to the terms of the Investment Agreement, dated as of October 24, 2005 and amended as of November 22, 2005 and May 31, 2006, between Banco Santander Central Hispano, S.A. (“Santander”) and Sovereign Bancorp, Inc. (the “Company”) (the “Investment Agreement”), the Company’s Board of Directors, by unanimous written consent, appointed Gonzalo de las Heras, General Director and Executive Vice President of Santander and Chairman of Santander BanCorp, Inc., an affiliate of Santander, to serve as a Class I director of the Company’s Board of Directors, with a term expiring in 2009. Information describing the rights and obligations of the Company and Santander under the Investment Agreement is incorporated by reference to Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 27, 2005, November 23, 2005 and June 6, 2006, respectively. Mr. de las Heras has not yet been appointed to any committees of the Company’s Board of Directors, and, at the time of the filing of this Current Report on Form 8-K, it is not known which committees of the Board, if any, to which Mr. de las Heras will be appointed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: October 12, 2006
	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

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